Exhibit 10.7

[**] Confidential Treatment Requested

Delta

SkyMiles® Program Participation Agreement

This Agreement, effective the ______ day of _____________, 2002 (the "Effective Date") by and between Delta Loyalty Management Services, Inc. ("DLMSI"), having its principal place of business at 1030 Delta Boulevard, Atlanta, Georgia 30320, and E-LOAN, Inc. ("Company"), having its principal place of business at 5875 Arnold Road, Dublin, CA 94568, in connection with Company's participation in the Delta SkyMiles Program.

Whereas, DLMSI has developed the SkyMiles® Program, under which Members are awarded Delta Miles for travel on Delta Air Lines and certain other SkyMiles Program Participants, and for the purchase of goods or services from other SkyMiles Program Participants in association with the SkyMiles Program, and can obtain bonus travel and other SkyMiles Program Awards for such SkyMiles Program Activity; and

Whereas, Company desires to purchase Delta Miles to provide to Members as an incentive to conduct business with Company; and

Whereas, DLMSI is willing to sell Delta Miles to Company on the following terms and conditions;

Now therefore, in consideration of the mutual covenants and promises in this Agreement, the parties agree as follows:

  Definitions. For all purposes of this Agreement, the following terms shall have the following meanings:

  "Affiliate" means, with respect to any Person, any other Person that has a relationship with such Person whereby either of such Persons directly or indirectly Controls, is Controlled by or is under common Control with the other of such Persons. An ownership, voting or similar interest (including any right or option to obtain such an interest) representing at least 50% of the total interests then outstanding of the pertinent entity shall constitute "Control," for the purposes of this definition.

  "Agreement" means this Delta SkyMiles Program Participation Agreement, as it may, from time to time, be amended or modified in a writing signed by DLMSI and Company.

  "Company" has the meaning assigned to such term in the preamble to this Agreement.

  "Company Customer" or "Customer" means an individual with whom Company conducts business.

  "Employee" means an individual who is on Company's or DLMSI's (as applicable) payroll.

  "Company Marks" shall have the meaning set forth in Section 5(b).

  "DLMSI" has the meaning assigned to such term in the preamble to this Agreement.

  "DLMSI Marks" shall have the meaning set forth in Section 5(a).

  "Delta Miles" means the miles distributed to a Member under this Agreement as a result of the Member's participation in a Company Incentive Program, which entitle such Member to SkyMiles Program Awards based on the terms and conditions of the SkyMiles Program.

  "Incentive Program" shall have the meaning set forth in Article 2.

  "Member" means, as of any date, an individual who is a member in good standing of the SkyMiles Program.

  "Member Data" shall have the meaning set forth in Section 3(a).

  "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, other legal entity, or government or any group or political subdivision thereof.

  "SkyMiles Program" means the travel awards program governed by DLMSI, as such program may be in effect from time to time, pursuant to which, among other things, Members receive Delta Miles for (i) travel on Delta Air Lines or Delta Connection Carriers, (ii) travel on and/or the purchase of goods or services from SkyMiles Program Participants, or (iii) any other reason permitted by DLMSI.

  "SkyMiles Program Activity" means the points or miles accrued under the SkyMiles Program Rules by Members for (i) travel on Delta or Delta Connection Carriers, (ii) travel on, and/or the purchase of goods or services from SkyMiles Program Participants, or (iii) any other reason permitted by DLMSI.

  "SkyMiles Program Awards" means the awards or benefits that Members can receive from Delta Air Lines, Delta Connection Carriers and/or certain SkyMiles Program Participants pursuant to the SkyMiles Program Rules in exchange for the redemption of accrued Delta Miles, and, if applicable, other consideration.

  "SkyMiles Program Participant" means any Person that, pursuant to the SkyMiles Program Rules and an agreement between DLMSI and such Person regarding such Person's participation in the SkyMiles Program: (i) provides goods or services to Members in exchange for the redemption of Delta Miles, or (ii) in connection with the sale of goods or services by such Person to Member, offers Delta Miles to such Member.

  "SkyMiles Program Rules" means the rules, regulations, terms and conditions established or modified, from time to time, by DLMSI, in its sole discretion, which shall govern the SkyMiles Program.

  "Term" shall have the meaning set forth in Section 9(a).

  Program Conditions.
    Company will conduct an incentive program as set forth in Exhibit A to this Agreement (the "Incentive Program"), which offers Company Customers who are Members a specified number of Delta Miles in exchange for certain activities described in the Incentive Program. All aspects of the Incentive Program concerning in any way the SkyMiles Program shall be and remain in all respects consistent with the SkyMiles Program Rules and this Agreement. Company will not change any material element of the Incentive Program without DLMSI's prior written consent.
    Except as otherwise expressly set forth in this Agreement and subject to Company's underwriting standards and conditions, in offering its services to consumers who visit Company's website, Company shall not treat Members less favorably than non-Members.
    DLMSI will enroll as Members all Company Customers who elect to become members in the SkyMiles Program subject to the same terms and conditions as generally applicable to Members enrolled directly by DLMSI. Delta Miles credited to SkyMiles Program accounts as a result of Company's participation in the SkyMiles Program shall have the same redemption value and be subject to the same terms and conditions as Delta Miles otherwise credited to SkyMiles Program accounts. If the SkyMiles Program is terminated, Delta Miles credited to Members' accounts as a result of Company's participation in the SkyMiles Program shall be entitled to the same redemption rights as any other Delta Miles. All Delta Miles credited to Members' SkyMiles Program accounts as a result of Company's participation in the SkyMiles Program shall be "standard" miles, unless otherwise agreed to in writing by Delta, and shall not count toward a Member's Medallion or other elite status.
    DLMSI and Company designate the following individuals as their representatives through which DLMSI and Company shall operate concerning all SkyMiles Program related matters. DLMSI and Company shall confirm to the other all contact information concerning such representatives every six (6) months during the Term.

  DLMSI:

  Name: David Boggess

  Address: Delta Loyalty Management Services, Inc.
  Department 744
  1030 Delta Blvd.
  Atlanta, GA 30320

  Phone: (404) 715-2474

  Fax: (404) 715-9086

  Company:

  Name: Matthew Murray

  Address: E-LOAN, Inc.
  5875 Arnold Road
  Dublin, CA 94568

  Phone: (925) 560-2617

  Fax: (925) 556-2914

  Posting of Miles; Records.
    Within 10 business days after the last day of each calendar month, or at such other intervals as agreed to in writing by the parties, Company will supply DLMSI with data in a mutually agreed format, containing the Member's name, SkyMiles Program account number, and Delta Miles to be awarded in accordance with the Incentive Program (the "Member Data"). Company will bear all responsibility for ensuring the accuracy of the Member Data and the calculation of Delta Miles earned by each Member.
    Commensurate with supplying Member Data to DLMSI under Section 3(a) above, Company will submit payment for miles to be posted to Delta by overnight delivery or wire transfer as described in Section 4, including the applicable Excise Tax. This payment shall be the greater of the minimum monthly payment of $[**] or the amount calculated in accordance with the Member Data as set forth in Section 3(a). Should Company make the minimum monthly payment, DLMSI will credit Company the difference between the cost of the total Delta Miles awarded per the Incentive Program for that month and the minimum monthly payment, which Company can apply toward future Delta Miles purchased per the agreed upon price in Exhibit B.

    Example: Company purchases $[**] in Delta Miles for the Incentive Program per Member Data submitted as set forth in Section 3(a). Per Section 3(b), the minimum monthly payment of $[**] is paid by the Company to DLMSI. That portion of the minimum monthly payment not made in respect of Delta Miles purchased for the Incentive Program ($[**]), will be credited against the next [**] Delta Miles ($[**] per Delta Mile)to be posted to Members as earned under the Incentive Program.

    Within 30 days of receipt of the Member Data, DLMSI will post the Delta Miles to the Member accounts in accordance with the Member Data.

    Company will keep complete and accurate records of its transactions with Members. From time to time, as DLMSI may reasonably request, Company will certify in writing the fact that a Person or Persons reported as accruing Delta Miles did properly do so as provided in Article 2 of this Agreement.
  Payment.
    Company will compensate DLMSI for each Delta Mile posted to a Member's SkyMiles Program account as set forth in Exhibit B.
    Payment must be sent to the following address:

    If by check:
    Delta Loyalty Management Services
    PO Box 101404
    Atlanta, Georgia 30392-1404
    Phone: 404-773-3480

    If by overnight delivery:
    Delta Loyalty Management Services
    Delta Air Lines LB#101404
    3585 Atlanta Avenue
    Hapeville, Georgia 30354
    Phone: 404-773-3480

    If by wire transfer:
    Delta Loyalty Management Services
    Citibank - N.A.
    399 Park Avenue
    New York, NY
    ABA# [**]
    Account # [**]

    All Delta Miles posted under this Agreement are subject to federal excise taxes pursuant to Section 4261 of the Internal Revenue Code, or any successor federal excise tax ("Excise Tax").
    Any discrepancies that arise from the payment for miles under Section 3(b) will be invoiced or credited by DLMSI. Company will pay the amount stated on the invoice, in immediately available funds, Directly to DLMSI, within fifteen (15) days of the date of Company's receipt of the invoice. Any amount not paid in accordance with this Article shall be subject to an additional interest charge of the lesser of 1.5% per month or the greatest amount chargeable under applicable state law. Should Company reasonably dispute a portion of any invoice, Company may withhold payment of the disputed portion, and shall pay the remainder of the invoice as set forth in this Agreement; provided, however, that in any event Company shall pay not less than fifty percent (50%) of the total amount of any disputed invoice. The parties shall cooperate with each other to resolve the dispute as quickly as possible, and if the dispute has not been resolved within forty-five (45) days of the date of the invoice in question, the parties shall, within sixty (60) days of the date of the invoice in question, attempt to resolve the dispute at the vice-president level or higher within the respective parties.

  (a) As a condition precedent to this Agreement, Company shall pay to Delta a sum equal to $[**], which Delta shall retain as pre-payment for the Promotional Materials and Advertising amounts due under Exhibit E of this Agreement.

  Use of Marks; Marketing and Promotion.
    DLMSI Marks:
      Subject to the terms and conditions of this Agreement, DLMSI hereby grants to Company a royalty-free, nonexclusive, non-transferable, non-sublicensable, limited license to use the DLMSI Marks solely in connection with the marketing and promotion of Company's participation in the Delta SkyMiles Program as contemplated by this Agreement. Company's use of the DLMSI Marks shall in each instance be subject to DLMSI's prior written authorization and approval. "DLMSI Marks" shall mean the trademarks, trade names, trade styles, trade dress, service marks, logos, designs, corporate names, or other similar general intellectual property right specified in Exhibit C hereto, and any other trademark, trade name, trade style, trade dress, service mark, logo, design, corporate name, or other similar general intellectual property right that DLMSI provides to Company for the purpose of performance of the respective obligations of the parties under this Agreement; provided, however, that DLMSI, in its sole discretion from time to time, may change the appearance and/or style of the DLMSI Marks or add to or subtract from the list in Exhibit C.
      As between DLMSI and its Affiliates, on the one hand, and Company and its Affiliates, on the other hand, DLMSI or one or more of its Affiliates owns exclusively all right, title, and interest in, to, and under the DLMSI Marks. DLMSI reserves for itself and its Affiliates, as applicable, all rights in, to, and under the DLMSI Marks that are not expressly granted to Company under this Agreement.
    Company Marks:
      Subject to the terms and conditions of this Agreement, Company hereby grants to DLMSI a royalty-free, nonexclusive, non-transferable, non-sublicensable, limited license to use the Company Marks solely in connection with the marketing and promotion of Company's participation in the Delta SkyMiles Program as contemplated by this Agreement. DLMSI's use of the Company Marks shall in each instance be subject to Company's prior written authorization and approval. "Company Marks" shall mean the trademarks, trade names, trade styles, trade dress, service marks, logos, designs, corporate names, or other similar general intellectual property right specified in Exhibit D hereto, and any other trademark, trade name, trade style, trade dress, service mark, logo, design, corporate name, or other similar general intellectual property right that Company provides to DLMSI for the purpose of performance of the respective obligations of the parties under this Agreement; provided, however, that Company, in its sole discretion from time to time, may change the appearance and/or style of the Company Marks or add to or subtract from the list in Exhibit D.
      As between Company and its Affiliates, on the one hand, and DLMSI and its Affiliates, on the other hand, Company or one or more of its Affiliates owns exclusively all right, title, and interest in, to, and under the Company Marks. Company reserves for itself and its Affiliates, as applicable, all rights in, to, and under the Company Marks that are not expressly granted to Company under this Agreement.
    Company's and DLMSI's obligations with respect to marketing and promotion are set forth in Exhibit E to this Agreement.
  Indemnification.
    Company will indemnify, defend and hold harmless DLMSI, its Affiliates, and its and their officers, directors, agents and employees (for the purposes of this paragraph, the "DLMSI Indemnitees") from and against any and all claims, losses, damages, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys fees) arising out of or relating to Company's performance, nonperformance, or improper performance of its obligations under this Agreement, or to Company's operation of the Incentive Program, including, without limitation, any claim by a Member or Customer of Company's breach, violation or failure to comply with the Incentive Program (for the purposes of this paragraph, "Claims"); provided, however, that in no event shall Company be required to indemnify, defend or hold harmless the DLMSI Indemnitees to the extent any Claims arise from the fault or neglect of any DLMSI Indemnitee.
    DLMSI will indemnify, defend and hold harmless Company, its Affiliates, and its and their officers, directors, agents and employees (for the purposes of this paragraph, the "Company Indemnitees") from and against any and all claims, losses, damages, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys fees) arising out of or relating to DLMSI's performance, nonperformance, or improper performance of its obligations under this Agreement, or to Company's operation of the SkyMiles Program, including, without limitation, any claim by a Member or Customer of DLMSI's breach, violation or failure to comply with the SkyMiles Program (for the purposes of this paragraph, "Claims"); provided, however, that in no event shall DLMSI be required to indemnify, defend or hold harmless the Company Indemnitees to the extent any Claims arise from the fault or neglect of any Company Indemnitees.
  Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF REVENUES, PROFIT OR GOODWILL, FOR ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT OR OTHERWISE; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS OF LIABILITY SHALL NOT APPLY IN THE EVENT OF THIRD PARTY CLAIMS FOR BODILY INJURY (INCLUDING LOSS OF LIFE) OR DAMAGE TO REAL PROPERTY OR TANGIBLE PERSONAL PROPERTY TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF EITHER PARTY; OR A BREACH BY EITHER PARTY OF SECTION 5 OR THE CONFIDENTIALITY OBLIGATIONS SET FORTH IN THIS AGREEMENT.
  Confidentiality.
    Confidential Information. Each party (for the purposes of this Article, a "Receiver") shall maintain in strict confidence, and agree not to disclose to any third party, except as necessary for the performance of this Agreement when authorized by the other party (for the purposes of this Article, a "Discloser'") in writing, Confidential Information that the Receiver receives from the Discloser or its Affiliates. "Confidential Information" means: all non-public information of a competitively sensitive nature concerning the Discloser or its Affiliates, including, but not limited to, this Agreement; any information regarding identifiable individuals, including without limitation, Customer, Employee, or Member data, which data has been collected by or on behalf of the Discloser or its Affiliates ("PII" or "Personally-Identifiable Information"); Trade Secrets, as defined by applicable state law; and any other non-public information (whether in writing or retained as mental impressions) concerning research and development; present and future projections; operational costs and processes; pricing, cost or profit factors; quality programs; annual and long-range business plans; marketing plans and methods; customers or suppliers; contracts and bids; products or services; and personnel. Personally-Identifiable Information shall include, without limitation, a consumer's first and last name, physical address, zip code, email address, phone number, social security number, birth date, and any other information that itself identifies or when tied to the above information, may identify a consumer, all "personally identifiable financial information" and any list, description or other grouping of consumers, and publicly available information pertaining to them, that is derived using any personally identifiable financial information that is not publicly available, and shall further include all "nonpublic personal information" as defined by federal regulations implementing the Gramm-Leach-Bliley Act, as amended from time to time. "Personally identifiable financial information" means any information a consumer provides to a party in order to obtain a financial product or service, any information a party otherwise obtains about a consumer in connection with providing a financial product or service to that consumer, and any information about a consumer resulting from any transaction involving a financial product or service between a party and a consumer.
    Exclusions. Confidential Information does not include information: that is, or subsequently may become within the knowledge of the public generally through no fault of the Receiver; that the Receiver can show was previously known to it as a matter of record at the time of receipt; that the Receiver may subsequently obtain lawfully from a third party who has lawfully obtained the information free of any confidentiality obligations; or that the Receiver may subsequently develop as a matter of record, independently of disclosure by the Discloser.
    Duration of Obligation. The confidentiality obligation with respect to Confidential Information received by either party shall remain in effect until three (3) years from the termination or expiration of this Agreement. The confidentiality obligation with respect to Confidential Information consisting of PII shall remain in effect in perpetuity; provided, however, that if governing law requires a reasonable limit upon the duration of such obligation for such obligation to be enforceable, the parties agree that a duration of the longer of ten (10) years from the date of this Agreement or ten (10) years from the date of receipt of the PII shall be deemed reasonable. The confidentiality obligation with respect to Confidential Information consisting of Trade Secrets received by either party shall remain in effect for as long as governing law allows. Upon the expiration or termination of this Agreement for any reason, Receiver shall immediately return to Discloser or destroy all Confidential Information in Receiver's possession or control, as Discloser directs.
    Court Order. Notwithstanding the restrictions in this Article, the Receiver may disclose Confidential Information or Trade Secrets to the extent required by an order of any court or other governmental authority, but only after the Receiver has notified the Discloser and Discloser has had the opportunity, if possible, to obtain reasonable protection for such information in connection with such disclosure.
    Ownership. As between Discloser and Receiver, Discloser shall own all right title and interest in and to Confidential Information. Without limiting the foregoing, as between DLMSI and Company, DLMSI shall own all right, title and interest in and to the SkyMiles Program, and Company shall own all right, title and interest in and to the Incentive Program.
    Customer, Employee, and Member Information. So long as Company does not otherwise breach any obligation of confidentiality set forth in this Article 8, nothing herein may be construed to restrict Company use of information contained in its own Customer or Employee databases obtained from its Customers or Employees in the normal course of business. So long as Delta does not otherwise breach any obligation of confidentiality set forth in this Article 8, nothing herein may be construed to restrict DLMSI's use of information contained in its own Member databases obtained from its Members in the normal course of business.
    Additional Provisions regarding PII. In addition to the other obligations in this Article 8, the parties shall abide by the provisions of this Section 8(g) concerning PII. For the purposes of these provisions: the term "Data Subject" means an individual from whom PII is collected; and the terms "process," "processing" or "processed" in relation to PII include, without limitation, collection, recording, organization, storage, amendment, retrieval, consultation, manipulation, and erasure.
      General: Discloser has entrusted Recipient with PII. Recipient agrees to use reasonable measures to prevent the unauthorized processing, capture, transmission and use of PII which Discloser may disclose to Recipient during the course of Discloser's relationship with Recipient.
      Processing and Use of PII: Recipient shall process and use PII solely in accordance with the provisions of this Agreement. Recipient shall process and not use PII for any purpose not specifically set forth in this Agreement without Discloser's express prior written consent. At any time, Discloser may make inquiries to Recipient about PII transferred by Discloser and stored by Recipient, and Recipient agrees to provide to Discloser copies of such PII as maintained by Recipient within a reasonable time and to perform corrections or deletions of, or additions to, PII as reasonably requested by Discloser.
      Discloser's Inspection Rights: Discloser shall have the right upon reasonable prior notice to verify Recipient's compliance with the terms and conditions of this Agreement, or to appoint a third party under covenants of confidentiality to verify the same on Discloser's behalf. Recipient shall grant Discloser's agents supervised, unimpeded access to the extent necessary to accomplish the inspection and review of all data processing facilities, data files and other documentation used by Recipient for processing and utilizing PII. Recipient agrees to provide reasonable assistance to Discloser in facilitating this inspection function.
      Use of Subcontractors; Transmission of PII to Third Parties: Recipient may not transfer PII to any third party without Discloser's prior written consent, and then only upon such third party's execution of an agreement containing covenants for the protection of PII no less stringent than those contained in this Agreement.
      Data Security: Recipient shall implement, at a minimum, the data security measures and observe the minimum standards for the protection of PII as set forth in this Section 8(g)(v):
        Access of Persons: Recipient agrees to use reasonable measures to prevent unauthorized persons from gaining access to the data processing equipment or media where PII is stored or processed. Recipient agrees to provide its employees and agents access to PII on a need-to-know basis only and agrees to cause any persons having authorized access to such information to be bound by obligations of confidentiality, non-use and non-disclosure no less stringent than those imposed upon Recipient by this Agreement.
        Data Media: Recipient agrees to use reasonable measures to prevent the unauthorized reading, copying alteration or removal of the data media used by Recipient and containing PII.
        Data Retention: Recipient shall not retain PII any longer than is reasonably necessary to accomplish the intended purposes for which PII was transferred as set forth in this Agreement. Upon the earlier termination of this Agreement or the written request of Discloser, Recipient shall delete and/or destroy all PII in Recipient's possession, including any copies thereof, and shall deliver a written statement to Discloser within 15 days of Discloser's request confirming that Recipient has done so.
        Data Memory: Recipient agrees to use reasonable measures to prevent unauthorized data input into memory and the unauthorized reading, alteration or deletion of PII.
        Personnel: Upon request, Recipient shall provide Discloser with a list of Recipient's employees entrusted with processing the PII transferred by Recipient, together with a description of their access rights.
      Transmission: Recipient agrees to use reasonable measures to prevent PII from being read, copied, altered or deleted by unauthorized parties during the transmission thereof or during the transport of the data media on which PII is stored.
      Privacy Notices and Policies: Each party's privacy notices and privacy policies are consistent with the Federal Trade Commission's procedures, rules and regulations, as applicable and as amended from time to time, and comply with acceptable trade practices.
  Term and Termination.
    This Agreement shall commence on the Effective Date, and shall remain in effect for two (2) years, unless earlier terminated as set forth in this Agreement (the "Term"
    In addition to any other right or remedy available to a party under this Agreement or otherwise, either party may terminate this Agreement if the other party breaches any material provision of this Agreement and has not cured the breach within thirty (30) days after receipt of written notice of the breach from the nonbreaching party, which notice shall describe, with as much particularity as possible, the alleged material breach.
    DLMSI, may alter, modify, or suspend the SkyMiles Program at any time without notice. DLMSI may terminate the SkyMiles Program upon giving six (6) months advance written notice.
    DLMSI or Company may terminate this Agreement, without cause and for the terminating party's convenience, effective forty-five (45) days following written notice to the other party. Except for payments specifically set forth in Section 9(f), neither party shall be liable to the other for any damages, including lost anticipated profits or benefits, on account of such a termination.
    In the event of termination of Company's participation in the SkyMiles Program for any reason, including the termination or expiration of this Agreement, the parties shall jointly notify affected Members of the pending discontinuation. At no time during the Term or thereafter shall Company make targeted solicitations to Company customers who were acquired via SkyMiles Program acquisitions channels to join any program or service provided by Company, which program or service is co-branded, cross-marketed, or associated in any way with any other airline. Mass mailings, media marketing and advertising shall not be considered a targeted solicitation pursuant to this provision. For a period of six (6) months from the time of such notice of discontinuation to Members, Delta shall continue to award Delta Miles to Members who were participants in the Incentive Program at the time of such discontinuation and who earned Delta Miles under the Incentive Program before the effective date of termination, and Company shall pay with respect to such Delta Miles, in accordance with the terms of this Agreement.
    In the event of termination of Company's participation in the SkyMiles Program for any reason, including the termination or expiration of this Agreement, Company shall pay DLMSI the total amount owing for Delta Miles earned or awarded prior to the effective date of termination in accordance with the formula set forth in Exhibit B. Any shortfall in Company's Promotional Materials and Advertising commitment in Exhibit E shall be invoiced by DLMSI to Company. Company shall pay such revenue guarantee shortfall and recalculated invoices, if any, within thirty days of the effective date of termination.
    During any period after which notice of termination has been given by either party, and prior to termination of Company's participation in the SkyMiles Program, except as otherwise provided in this Agreement, each party shall continue to fulfill its respective obligations under this Agreement, unless otherwise prohibited by law, and shall cooperate in the orderly wind-down of Company's participation in the SkyMiles Program.
    Articles 1, 6, 7, 8, 11, and 14 through 19 shall survive termination or expiration of this Agreement, in addition to any provisions which by their nature should, or by their express terms do, survive or extend beyond termination or expiration of this Agreement.
  Cooperation with Investigations. Company shall cooperate with all reasonable requests of DLMSI concerning any investigation and/or prosecution of anyone engaging in or suspected of engaging in SkyMiles Program abuse or fraud, including but not limited to assisting DLMSI in verifying Customer's SkyMiles Program membership status and cooperating with any civil or criminal prosecution.
  Force Majeure. Except for any obligation to pay money due under this Agreement, neither party shall be liable for delays or failure in its performance hereunder caused by any act of God, war, terrorism, strike, labor dispute, work stoppage, fire, act of government, or any other similar cause beyond the control of that party.
  Nonexclusive Agreement. Both parties understand and agree that this is a nonexclusive agreement and that DLMSI may sell Delta Miles or comparable products to, and Company may purchase comparable products from, any other Person.
  Assignment. Company may not assign or transfer this Agreement, any right or obligation under it, or any right of action on it, to any person or entity, without the prior written consent of DLMSI. DLMSI may not assign or transfer this Agreement, any right or obligation under it, or any right of action on it, to any person or entity who's primary business consists of on-line consumer lending, including, without limitation, automobile or real estate lending, without the prior written consent of Company.
  Relationship of the Parties. Nothing contained herein shall be deemed to create an association, partnership, joint venture, or relationship of principal and agent or master and servant between the parties hereto or any Affiliates thereof, or to provide either party with the right, power, or authority whether expressed or implied, to create any such duty or obligation on behalf of the other party.
  Entire Agreement; Modifications; Severability. This Agreement constitutes the entire agreement between Company and DLMSI with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements or understandings, if any, whether written or oral, relating to such subject matter. No modifications, amendment or waiver of this Agreement or any of its terms shall be effective or binding unless made in writing and signed by both parties. If any provision of this Agreement is declared inoperative, void or illegal by a court of competent jurisdiction, the remaining provisions shall not be affected and shall continue in full force and effect unless this Agreement is thereby rendered impossible to perform.
  No Deemed Waiver; Remedies Cumulative. If either party at any time fails to require strict compliance with any term or condition hereunder, such failure will not constitute a waiver of such term or condition or of any subsequent breach of that term or condition. All rights and remedies of the parties set forth in this Agreement are cumulative and not alternative.
  Notice. Any notice, election, or other communication required or submitted hereunder shall be made in writing and will be sent by overnight courier, the appropriate national postal service, return receipt requested, postage and charges.

  To DLMSI:
  President
  Delta Loyalty Management Services, Inc.
  1030 Delta Blvd.
  P.O. Box 20706
  Dept. 744
  Atlanta, Georgia 30320
  USA

  Fax No.: (404) 715-9086

  To Company: E-LOAN, Inc.

  Name: Matthew Murray

  Address: E-LOAN, Inc.
  5875 Arnold Road
  Dublin, CA 94568

  Fax: (925) 556-2914

  with a copy to Edward A. Giedgowd, General Counsel at Fax no. (925) 803-3503.

  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to its conflicts of law principals.
  Headings. All paragraph headings in this Agreement are solely for the purpose of reference and do not supplement, limit or define the scope or content of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto by their duly authorized representatives as of the date first above written.

DELTA LOYALTY MANAGEMENT SERVICES, INC.
"DLMSI"

By: __________________________________

Name: ________________________________

Title: _________________________________

E-LOAN, INC.
"COMPANY"

By: __________________________________

Name: ________________________________

Title: _________________________________

Exhibit A

Incentive Program

E-LOAN shall award each borrower a minimum of [**] miles for every $[**] of a mortgage transaction entered into by such Member borrower and E-LOAN. E-LOAN shall award each borrower a minimum of [**] miles for every $[**] of a home equity line/loan transaction entered into by such Member borrower and E-LOAN. E-LOAN shall award each borrower a minimum of [**] miles for every automobile loan transaction entered into by such Member borrower and E-LOAN. E-LOAN may also award miles for related services approved by DLMSI whose approval will not be unreasonably withheld or delayed.

Exhibit B

Payment

During each 365-day period, beginning on the effective date of this Agreement (a "contract year"), as the following mileage milestones are reached, DLMSI will adjust the mileage fees accordingly to reflect the new tier-price for all miles purchased to date during the contract year, and provide Company with a credit or refund of any excess amount resulting from an adjustment.

Aggregate Contract Year Miles Purchased	Retroactive Cumulative Price Per Mile
[**] and up	$[**]
[**] and up	$[**]
[**] and up	$[**]
Up to [**]	$[**]

Example: If, during the first four months in a contract year, Company purchases [**] [**], [**], and [**] respectively, the compensation owing for each month in the contract year would be calculated as follows:

Month	Miles Purchased	Cumulative Miles	Monthly Fee
1	[**]	[**]	$[**]*
2	[**]	[**]	$[**]**
3	[**]	[**]	$[**]***
4	[**]	[**]	$[**]****
* [**] x $[**]
** [**] x $[**]

*** [**]

**** [**].

Exhibit C

DLMSI Marks

Exhibit D

Company Marks

E-LOAN
My E-LOAN
E-LOAN Express
www.e-loan.com

Exhibit E

Marketing and Promotion

E-LOAN PROMOTIONAL MATERIALS AND ADVERTISING

Subject to the advance approval of DLMSI, E-LOAN agrees to collectively promote and/or advertise the Program by:

A. Purchasing advertising space in any of the following Delta Marketing products in the amount of $[**] per contract year as mutually agreed upon by both parties including, but not limited to: Sky Magazine, Delta Ticket Jackets, Inflight Video, Meal Tray Cards, SkyMiles Award Inserts and e-mail solicitations, and other digital vehicle medias. Proof of annual purchases verifies completion of commitment or cash payment of difference as applicable.

B. Joint announcement via news release of E-LOAN's offering the Program.

C. Developing and maintaining a dedicated co-branded web site, a link to which will be provided by DLMSI on Delta's web site.

D. Conducting a direct response marketing program that will include direct mail, inbound and outbound telemarketing and/or e-mail solicitations. E-LOAN will achieve a total of no less than [**] solo outbound solicitations to SkyMiles members and inbound responses to SkyMiles/E-LOAN marketing activities for each contract year.

E. E-LOAN will promote and/or advertise the Program where appropriate by:

(i) Advertising at E-LOAN'S cost its participation in the Program.

(ii) Including the Program in E-LOAN's promotional literature as it deems appropriate.

DLMSI PROMOTIONAL MATERIALS AND ADVERTISING

A. At no cost to E-LOAN, at the effective date of this Agreement and from time to time thereafter, DLMSI will provide to E-LOAN, in quantities and frequencies which DLMSI deems reasonably sufficient, the following materials:

(i) Delta SkyMiles applications;

(ii) Delta SkyMiles program brochures; and

(iii) Any other collateral materials to the Program that DLMSI in its sole discretion deems necessary.

B. DLMSI will promote and/or advertise E-LOAN's participation where appropriate by inclusion of E-LOAN'S name and/or logo in every SkyMiles Newsletter when all Program participants are listed or when E-LOAN is a member of a category specific listing. DLMSI will provide newsletter coverage about E-LOAN'S participation in the program in its May 2002 SkyMiles Newsletter.

C. DLMSI agrees to permit E-LOAN to insert promotional material in one (1) SkyMiles mailing in contract year 1, and in one (1) SkyMiles mailing in contract year 2. DLMSI will offer additional promotional material insert space to E-LOAN as it becomes available. DLMSI and E-LOAN will mutually agree on the months for such inserts and E-LOAN agrees to comply with the mailing specifications and deadlines as set by DLMSI. Production and delivery of the inserts to DLMSI and all costs associated therewith shall be the sole responsibility of E-LOAN, content of the insert is subject to DLMSI's prior review and approval. E-LOAN will verify/certify to the best of its knowledge that any insert containing business reply or courtesy reply letter-size cards or envelopes, shall bear the correct facing identification marks (FIM) and bar-code, and all appropriate U.S. Postal Service automation standards. E-LOAN will be liable for and will agree to pay, subject to appeals described by postal laws and regulations, any revenue deficiencies assessed in connection with such reply items.

D. Once per quarter of this Agreement, upon request of E-LOAN, DLMSI shall provide to E-LOAN access to the Delta SkyMiles member database for the purpose of enabling E-LOAN to mail such SkyMiles members materials promoting E-LOAN's loan products, including E LOAN delivered weekly direct mail, e-mail and/or outbound telemarketing to those members who match E-LOAN's, or its third party provider's multiple listing database of consumers who have listed their home for sale ("Purchase Match Program"); such access may be provided by DLMSI directly or indirectly through a mailing service; all materials shall be subject to prior review and approval by DLMSI, which such approval shall not be unreasonably withheld or delayed, and to the consent of members to receive such materials.

E. DLSMI shall create and maintain a link on Delta's primary website, currently located at www.delta.com, to the E-LOAN co-branded site, which will be located at www.eloan.com/delta. For purposes of this Agreement, a co-branded site is a website containing the service marks of the parties and will include, but is not limited to the following E-LOAN site functionality: Rate Search, Loan Comparison, Application, Tools and Calculators, and E-TRACK. The content and format of the co-branded site shall be mutually-agreeable to E-LOAN and DLMSI.

F. DLSMI shall offer E-LOAN the ability to purchase additional marketing opportunities, per the DLSMI rate card, at the partner rate; provided such marketing opportunities are available. All such marketing shall be subject to prior review and approval by DLSMI, which such approval shall not be unreasonable withheld or delayed, and the consent of members to receive such materials.

[**] Confidential Treatment Requested